    As filed with the Securities and Exchange Commission on August 15, 1997
                                              Registration No. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                 GENESYS TELECOMMUNICATIONS  LABORATORIES, INC.
               (Exact name of issuer as specified in its charter)
          CALIFORNIA                                      94-3120525
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)
              1155 MARKET STREET SAN FRANCISCO, CALIFORNIA  94103
             (Address of principal executive offices)    (Zip Code)
                            ------------------------
                 GENESYS TELECOMMUNICATIONS  LABORATORIES, INC.
                           1997 STOCK INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                      OPTIONS GRANTED PURSUANT TO WRITTEN
                    COMPENSATION AGREEMENTS TO MESSRS. LEVY,
                   DUNLEVIE, JORDAN, SHENKMAN AND MILOSLAVSKY
                           (Full title of the plans)
                            -----------------------
                                GREGORY SHENKMAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
              1155 MARKET STREET SAN FRANCISCO, CALIFORNIA  94103
                    (Name and address of agent for service)
                                 (415) 437-1100
         (Telephone number, including area code, of agent for service)
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                      Proposed         Proposed
  Title of                                                                             Maximum         Maximum
 Securities                                          Amount           Offering        Aggregate       Amount of
    to be                                             to be            Price          Offering       Registration
 Registered                                       Registered(1)      per Share          Price            Fee
 ----------                                       -------------      ---------          -----            ---

1997 Stock Incentive Plan
-------------------------

Options to Purchase
Common Stock:                                        9,845,207          N/A                N/A              N/A

Common Stock:

(Subject to outstanding options)              6,984,003 shares       $ 4.2600(2)      $29,751,852.78(2)    $ 9,016.00

(Available for future grant)                  2,861,204 shares       $27.5625(3)      $78,861,935.25(3)    $23,898.00

Employee Stock Purchase Plan
----------------------------

Common Stock                                    500,000 shares       $27.5625(3)     $13,781,250.00(3)    $4,176.00

International Employee
Stock Purchase Plan
-------------------

Common Stock                                    500,000 shares       $27.5625(3)     $13,781,250.00(3)    $4,176.00

Options Granted pursuant to Written
-----------------------------------
Compensation Agreements to Messrs. Levy,
----------------------------------------
Dunlevie, Jordan, Shenkman and Miloslavsky
------------------------------------------

Options to Purchase
Common Stock                                    152,000 shares            N/A               N/A               N/A

Common Stock                                    152,000 shares       $7.50 (2)       $ 1,140,000.00(2)    $  345.00

                                               Aggregate Filing Fee $41,611.00


================================================================================
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan, Employee Stock Purchase Plan, International Employee Stock Purchase Plan and the options granted to Messrs. Levy, Dunlevie, Jordan, Shenkman and Miloslavsky pursuant to the Written Compensation Agreements for any reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Genesys Telecommunications Laboratories, Inc.

(2) Calculated solely for purposes of this offering under rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the options.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Genesys
     Telecommunications Laboratories, Inc. on August 11, 1997, as reported on the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     Genesys Telecommunications Laboratories, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-24479 on Form S-1, filed with the SEC on April 3, 1997 and the amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal year ended March 31, 1997; and

     (b) The Registrant's Registration Statement No. 00-022605 on Form 8-A filed with the SEC on May 27, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities
         -------------------------

     Not Applicable.


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

     Not Applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

      The Registrant's Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Registrant for breach of a director's duties to the Registrant or its shareholders, except for liability: (1) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (2) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director; (3) for any transaction from which a director derived an improper personal benefit; (4) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders; (6) with respect to certain transactions, or the approval of transactions, in which a director has a material financial interest; and (7) with respect to approval of certain improper distributions to shareholders or certain loans or guarantees.

     In addition, the Registrant has entered into separate Indemnification Agreements with each of its directors and officers. These agreements require the Registrant to indemnify its officer and directors to the fullest extent permitted by law, including circumstances in which indemnification would otherwise be discretionary. Among other things, the agreements require the Registrant to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

     Not Applicable.

Item 8.  Exhibits
         --------

  Number    Exhibit
  ------    -------
   4.0      Instruments Defining Rights of Stockholders.  Reference is made to
            Registrant's Registration Statement No. 00-022605 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
   5.0      Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1      Consent of Arthur Andersen LLP, Independent Accountants.
  23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.
  24.0      Power of Attorney.  Reference is made to page II-5 of this
            Registration Statement.
  99.1      1997 Stock Incentive Plan.
  99.2      Form of Notice of Grant of Stock Option.
  99.3      Form of Stock Option Agreement.
  99.4      Form of Addendum to Stock Option Agreement (Limited Stock
            Appreciation Right).
  99.5      Form of Addendum to Stock Option Agreement (Involuntary Termination
            Following Change in Control).
  99.6      Form of Addendum to Stock Option Agreement (Involuntary Termination
            Following Corporate Transaction).
  99.7      Form of Stock Issuance Agreement.
  99.8      Form of Addendum to Stock Issuance Agreement (Involuntary
            Termination Following Change in Control).
  99.9      Form of Addendum to Stock Issuance Agreement (Involuntary
            Termination Following Corporate Transaction).
  99.10     Form of Notice of Grant of Automatic Stock Option (Initial 30,000-
            Share Grant).
  99.11     Form of Notice of Grant of Automatic Stock Option (Initial 20,000-
            Share Grant).
  99.12     Form of Notice of Grant of Automatic Stock Option (Annual Grant).
  99.13     Form of Automatic Stock Option Agreement.
  99.14     Employee Stock Purchase Plan.
  99.15     Form of Stock Purchase Agreement.
  99.16     Form of Enrollment/Change Form.
  99.17     International Employee Stock Purchase Plan.
  99.18     Form of Stock Purchase Agreement.
  99.19     Form of Enrollment/Change Form.
  99.20     Form of Written Compensation Agreement for options granted to
            Messrs. Levy, Dunlevie,

            Jordan, Shenkman and Miloslavsky.

  99.21 Form of Notice of Grant of Stock Options for options granted to Messrs. Levy, Dunlevie and Jordan (30,000 shares).
  99.22 Form of Notice of Grant of Stock Options for options granted to Messrs. Levy, Dunlevie and Jordan (20,000 shares).
  99.23     Form of Stock Option Agreement for options granted to Messrs. Levy,
            Dunlevie and Jordan.
  99.24     Form of Stock Option Agreement for options granted to Messrs.
            Shenkman and Miloslavsky.

Item 9.  Undertakings
         ------------

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan, Employee Stock Purchase Plan and/or International Employee Stock Purchase Plan, or the expiration of the options granted to Messrs. Levy, Dunlevie, Jordan, Shenkman and Miloslavsky.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 12th day of August, 1997.

                                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.


                                 By:   /s/ Gregory Shenkman
                                    ------------------------------------
                                      Gregory Shenkman
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Genesys Telecommunications Laboratories, Inc., a California corporation, do hereby constitute and appoint Gregory Shenkman and Alec Miloslavsky, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and the undersigned hereby ratifies and confirms that said attorneys and agents shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                    Title                                        Date
---------                    -----                                        ----

/s/ Gregory Shenkman         President, Chief Executive Officer           August 12, 1997
--------------------         and Director (Principal Executive Officer)
Gregory Shenkman


/s/ Alec Miloslavsky         Vice Chairman, Chief Technical Officer       August 12, 1997
--------------------         and Director
Alec Miloslavsky


Signature                    Title                                        Date
---------                    -----                                        ----

/s/ James Jordan             Chairman of the Board and Director           August 12, 1997
----------------
James Jordan



/s/ Michael J. McCloskey     Vice President, Finance and                  August 12, 1997
------------------------     International, Chief Financial
Michael J. McCloskey         Officer and Secretary (Principal
                             Financial and Accounting Officer)


/s/ Bruce Dunlevie           Director                                     August 12, 1997
------------------
Bruce Dunlevie



/s/ Paul D. Levy             Director                                     August 12, 1997
----------------
Paul D. Levy